Delaware Group Income Funds
Delaware Corporate Bond Fund
Delaware Delchester Fund
Delaware Extended Duration Bond Fund
Delaware High-Yield Opportunities
Fund
Supplement to the Funds' Statement
of Additional Information
dated September 29, 2004


Delaware Group Limited-Term
Government Funds
Delaware Limited-Term Government
Fund
Supplement to the Fund's Statement
of Additional Information
dated April 29, 2005

(each, a "Fund")


The following is added to the
section "Investment Objectives and
Policies"
in the Statements of Additional
Information for the Delaware
Corporate
Bond Fund, Delaware Delchester Fund,
Delaware Extended Duration
Bond Fund, Delaware High-Yield
Opportunities Fund, and Delaware
Limited-Term Government Fund,
"Investment Restrictions and
Policies"
in the Statements of Additional
Information for the Delaware
Diversified
Income Fund and Delaware Balanced
Fund, and "Investment Policies"
in the Statements of Additional
Information for the Delaware
American
Government Bond, Delaware Dividend
Income Fund and Delaware
Inflation Protected Bond Fund:

Credit Default Swaps
Each Fund may enter into credit
default swap ("CDS") contracts to
the extent
consistent with its investment
objectives and strategies. A CDS
contract is
a risk-transfer instrument (in the
form of a derivative security)
through which
one party (the "purchaser of
protection") transfers to another
party (the
"seller of protection") the
financial risk of a Credit Event (as
defined below),
as it relates to a particular
reference security or basket of
securities
(such as an index). In exchange for
the protection offered by the seller
of protection, the purchaser of
protection agrees to pay the seller
of
protection a periodic premium. In
the most general sense, the benefit
for the purchaser of protection is
that, if a Credit Event should
occur,
it has an agreement that the seller
of protection will make it whole
in return for the transfer to the
seller of protection of the
reference security or securities.
The benefit for the seller of
protection is
the premium income it receives. A
Fund might use CDS contracts to
limit or
to reduce the risk exposure of the
Fund to defaults of the issuer or
issuers of
the Fund's portfolio holdings (i.e.,
to reduce risk when the Fund owns or
has
exposure to such securities). A Fund
also might use CDS contracts to
create
or vary exposure to securities or
markets.


CDS transactions may involve general
market, illiquidity, counterparty
and
credit risks. CDS prices may also be
subject to rapid movements in
response
to news and events affecting the
underlying securities. The aggregate
notional amount (typically, the
principal amount of the reference
security
or securities) of a Fund's
investments in the CDS contracts
will be limited
to 15% of the Fund's total net
assets (except Delaware Limited-Term
Government Fund, Delaware American
Government Bond Fund, Delaware
Dividend Income Fund, Delaware
Inflation Protected Bond Fund and
Delaware Balanced Fund will be
limited to 10% of each Fund's total
net
assets). As the purchaser or seller
of protection, a Fund may be
required
to segregate cash or other liquid
assets to cover its obligations
under
certain CDS contracts.


As the seller of protection in a CDS
contract, a Fund would be required
to pay the par (or other agreed-
upon) value of a reference security
(or
basket of securities) to the
counterparty in the event of a
default,
bankruptcy, failure to pay,
obligation acceleration, modified
restructuring
or agreed upon event (each of these
events is a "Credit Event"). If a
Credit Event occurs, a Fund
generally would receive the security
or
securities to which the Credit Event
relates in return for the payment
to the purchaser of the par value.
Provided that no Credit Event
occurs,
a Fund would receive from the
counterparty a periodic stream of
payments over the term of the
contract in return for this credit
protection.
In addition, if no Credit Event
occurs during the term of the CDS
contact,
a Fund would have no delivery
requirement or payment obligation to
the
purchaser of protection. As the
seller of protection, a Fund would
have
credit exposure to the reference
security (or basket of securities).
A
Fund will not sell protection in a
CDS contract if it cannot otherwise
hold the security (or basket of
securities).

As the purchaser of protection in a
CDS contract, the Fund would pay
a premium to the seller of
protection. In return, the Fund
would be
protected by the seller of
protection from a Credit Event on
the
reference security (or basket of
securities). A risk in this type of
transaction is that the seller of
protection may fail to satisfy its
payment obligations to a Fund if a
Credit Event should occur.
This risk is known as counterparty
risk and is described in further
detail below.


If the purchaser of protection does
not own the reference security
(or basket of securities), the
purchaser of protection may be
required to purchase the reference
security (or basket of securities)
in the case of a Credit Event on the
reference security (or basket
of securities). If the purchaser of
protection cannot obtain the
security
(or basket of securities), it may be
obligated to deliver a security
(or basket of securities) that is
deemed to be equivalent to the
reference security (or basket of
securities) or the negotiated
monetary value of the obligation.


Each CDS contract is individually
negotiated. The term of a CDS
contract,
assuming no Credit Event occurs, is
typically between two and five
years. CDS contracts may be unwound
through negotiation with
the counterparty. Additionally, a
CDS contract may be assigned
to a third party. In either case,
the unwinding or assignment i
nvolves the payment or receipt of a
separate payment by a Fund
to terminate the CDS contract.


Counterparty risk. A significant
risk in CDS transactions is the
creditworthiness of the counterparty
because the integrity of the
transaction depends on the
willingness and ability of the
counterparty to meet its contractual
obligations. If there is a
default by a counterparty who is a
purchaser of protection,
a Fund's potential loss is the
agreed upon periodic stream
of payments from the purchaser of
protection. If there is a default
by a counterparty that is a seller
of protection, a Fund's potential
loss is the failure to receive the
par value or other agreed upon
value from the seller of protection
if a Credit Event occurs. CDS
contracts do not involve the
delivery of collateral to support
each
party's obligations; therefore, a
Fund will only have contractual
remedies against the counterparty
pursuant to the CDS agreement.
As with any contractual remedy,
there is no guarantee that a Fund
would be successful in pursuing such
remedies. For example, the
counterparty may be judgment proof
due to insolvency. A Fund thus
assumes the risk that it will be
delayed or prevented from obtaining
payments owed to it.